News Release

HOPE BANCORP REPORTS 2020 FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES - January 26, 2021 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and year ended December 31, 2020.

For the three months ended December 31, 2020, net income totaled $28.3 million, or $0.23 per diluted common share. This compares with net income of $30.5 million, or $0.25 per diluted common share, in the third quarter of 2020 and $43.0 million, or $0.34 per diluted common share, in the fourth quarter of 2019. For the year ended December 31, 2020, net income totaled $111.5 million, or $0.90 per diluted common share, compared with net income of $171.0 million, or $1.35 per diluted common share for the year ended December 31, 2019.

“Fourth quarter results represent a continuation of the many positive trends we have delivered in 2020 and underscore how well we have been able to manage through a year that has been plagued by a global pandemic,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Notwithstanding the challenging business environment, we recorded very strong loan originations of $844 million during the quarter. We are also extremely pleased with the success of our expanded commercial lending capabilities, with commercial loans accounting for 52% of new loan production during the fourth quarter of 2020. New commercial customer relationships that we have won during the year have been valuable contributors to our deposit achievements as well, with total deposits increasing 2% quarter-over-quarter and noninterest bearing deposits expanding to a record 34% of total deposits at the end of 2020. The improved mix in our deposit composition and reductions in deposit costs led to a second consecutive quarter of margin expansion with our net interest margin increasing 11 basis points quarter-over-quarter to 3.02% for the fourth quarter. We also continued to maintain a tight grip on expenses with our efficiency ratio improving to 53.77% for the 2020 fourth quarter.

“With the highly effective vaccines in distribution and the support of additional government stimulus programs, it appears the groundwork for a faster economic recovery is being paved, and we believe we are well positioned with a stronger allowance coverage ratio that we have prudently built to date,” said Kim. “2020 required more commitment and dedication from our employees than any period in the history of our Bank, and I am extremely proud of how we, as a team, adapted and succeeded this last year. As a result of all of the challenges we have successfully endured this year, I have great conviction that we are a stronger franchise today than ever before, and we move forward in 2021 with cautious optimism that we will indeed get through this unprecedented period of time together and deliver increased value to all the stakeholders of Bank of Hope.”
Q4 2020 Highlights
•Net interest income before provision for credit losses increased 3% quarter-over-quarter to $120.8 million, largely reflecting reduced interest expense due to lower cost of deposits.
•Net interest margin expanded 11 basis points quarter-over-quarter.
•Noninterest bearing demand deposits increased 7% quarter-over-quarter and accounted for 34% of total deposits at year-end.
•Total cost of deposits decreased 16 basis points quarter-over-quarter benefiting from an on going positive mix-shift to lower-cost core deposits.
•Loan originations totaled $844.2 million and contributed to a 3.4% increase in loans receivable quarter-over-quarter, or 13.5% annualized.
•Noninterest expenses continued to be well managed with efficiency ratio improving to 53.77% from 54.31% quarter-over-quarter and noninterest expense to average assets improving to 1.69% from 1.73%
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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	12/31/2020	9/30/2020	12/31/2019
Net income	$28,319	$30,490	$43,009
Diluted earnings per share	$0.23	$0.25	$0.34
Net interest income before provision for loan losses	$120,756	$117,637	$113,508
Net interest margin	3.02%	2.91%	3.16%
Noninterest income	$11,415	$17,513	$12,979
Noninterest expense	$71,063	$73,406	$70,429
Net loans receivable	$13,356,472	$12,940,376	$12,181,863
Deposits	$14,333,912	$14,008,356	$12,527,364
Total cost of deposits	0.48%	0.64%	1.49%
Nonaccrual loans (1) (2)	$85,238	$69,205	$54,785
Nonperforming loans to loans receivable (1) (2)	0.91%	0.81%	0.80%
ACL to loans receivable (3)	1.52%	1.37%	0.77%
ACL to nonaccrual loans (1) (2)(3)	242.55%	259.88%	171.84%
ACL to nonperforming assets (1) (2)(3)	144.24%	144.36%	77.08%
Provision for credit losses	$27,500	$22,000	$1,000
Net charge offs	$608	$3,922	$738
Return on average assets (“ROA”)	0.67%	0.72%	1.13%
Return on average equity (“ROE”)	5.54%	5.98%	8.46%
Return on average tangible common equity (“ROTCE”) (4)	7.21%	7.80%	11.04%
Noninterest expense / average assets	1.69%	1.73%	1.85%
Efficiency ratio	53.77%	54.31%	55.68%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans for December 31, 2019
(3) Allowance for credit losses for current-year periods were calculated under the CECL methodology while allowance for loan losses for the prior-year period was calculated under the incurred loss methodology.
(4) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 10.

Operating Results for the 2020 Fourth Quarter
Net interest income before provision for credit losses for the 2020 fourth quarter increased 3% to $120.8 million from $117.6 million in the 2020 third quarter and increased 6% from $113.5 million in the year-ago fourth quarter. As with the preceding third quarter, the Company attributed the increases primarily to meaningful reductions in interest expense due to lower cost of deposits and lower average FHLB borrowing balances.

The net interest margin for the 2020 fourth quarter increased 11 basis points to 3.02% from 2.91% in the preceding third quarter, reflecting the benefits of lower deposit costs and reductions in cash on the Company’s balance sheet, partially offset by lower weighted average yield on loans. The net interest margin in the prior-year fourth quarter was 3.16%.

The weighted average yield on loans for the 2020 fourth quarter was 4.03%, compared with 4.20% in the preceding third quarter, largely reflecting a significant increase in the lower-yielding warehouse line balances during the quarter and lower accretion income. The weighted average yield on loans for the 2019 fourth quarter was 5.04%.

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The weighted average cost of deposits for the 2020 fourth quarter decreased for the fifth consecutive quarter to 0.48%, representing a 16 basis point decrease from 0.64% for the 2020 third quarter and a 101 basis point decrease from 1.49% for the 2019 fourth quarter. The Company attributed the significant improvements in the weighted average cost of deposits to a continuing shift in its deposit mix to lower-cost core deposits and the ongoing downward repricing of time deposits. Noninterest bearing demand deposits increased 7% quarter-over-quarter and increased 55% year-over-year and accounted for 34%, 32% and 25% of total deposits at December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

Noninterest income totaled $11.4 million for the 2020 fourth quarter, compared with $17.5 million in the preceding third quarter. The largest factor contributing to the decrease was a $7.5 million net gain on the sale of $161 million of available-for-sale investment securities in the preceding third quarter, compared with zero in the 2020 fourth quarter. In addition, net gains on sales of other loans decreased to $1.6 million for the 2020 fourth quarter from $2.9 million for the preceding third quarter. These decreases were partially offset by an increase in other income and fees in the 2020 fourth quarter, reflecting higher levels of swap fee income and a gain in the fair value change in derivatives. Noninterest income in the 2019 fourth quarter totaled $13.0 million.

Noninterest expense for the 2020 fourth quarter decreased to $71.1 million from $73.4 million for the preceding third quarter. Noninterest expense for the 2020 fourth quarter included $2.4 million in branch restructuring costs while the 2020 third quarter included a $3.6 million FHLB prepayment penalty. For the 2019 fourth quarter, noninterest expense totaled $70.4 million.

Salaries and employee benefits expense totaled $40.9 million, $40.7 million and $39.8 million for the 2020 fourth quarter,
2020 third quarter and 2019 fourth quarter.

Noninterest expense as a percentage of average assets improved to 1.69% for the 2020 fourth quarter from 1.73% for the 2020 third quarter and from 1.85% for the 2019 fourth quarter.

The effective tax rate for the 2020 fourth quarter was 15.74%, compared with 23.3% for the preceding third quarter and
21.9% in the year-ago fourth quarter. The decrease in the effective tax rate for 2020 fourth quarter reflects lower tax provision based on adjustments to the applicable state apportionment factors.

Balance Sheet Summary
New loan originations funded during the 2020 fourth quarter totaled $844.2 million and included SBA loan production of $25.5 million and residential mortgage loan originations of $62.5 million. In addition, two new warehouse mortgage lines of credit were booked during the 2020 fourth quarter, of which $106.8 million was funded as of December 31, 2020. For the preceding 2020 third quarter, new loan originations funded totaled $782.4 million, including SBA loan originations of $33.3 million, residential mortgage loan originations of $102.3 million and four new warehouse mortgages lines of credit, of which $301 million was funded as of September 30, 2020. In the year-ago fourth quarter, new loan originations funded totaled $847.6 million, including SBA loan production of $61.8 million and residential mortgage loan originations of $64.2 million. There were no new warehouse mortgage lines of credit established in the 2019 fourth quarter.

At December 31, 2020, loans receivable increased 3.4% to $13.56 billion from $13.12 billion at September 30, 2020 and increased 10.5% from $12.28 billion at December 31, 2019.

Total deposits at December 31, 2020 increased 2.3% to $14.33 billion from $14.01 billion at September 30, 2020 and increased 14.4% from $12.53 billion at December 31, 2019.

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Following is the deposit composition as of December 31, 2020, September 30, 2020 and December 31, 2019:

(dollars in thousands) (unaudited)	12/31/2020	9/30/2020	% change	12/31/2019	% change
Noninterest bearing demand deposits	$4,814,254	$4,488,529	7%	$3,108,687	55%
Money market and other	5,232,413	4,763,893	10%	3,985,556	31%
Saving deposits	300,770	308,943	(3)%	274,151	10%
Time deposits	3,986,475	4,446,991	(10)%	5,158,970	(23)%
Total deposit balances	$14,333,912	$14,008,356	2%	$12,527,364	14%

Following is the deposit composition as a percentage of total deposits as of December 31, 2020, September 30, 2020 and December 31, 2019 and a breakdown of cost of deposits for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019:

	Deposit Breakdown			Cost of Deposits
(dollars in thousands) (unaudited)	12/31/2020	9/30/2020	12/31/2019	Q4 2020	Q3 2020	Q4 2019
Noninterest bearing demand deposits	33.6%	32.1%	24.8%	—%	—%	—%
Money market and other	36.5%	34.0%	31.8%	0.45%	0.53%	1.61%
Saving deposits	2.1%	2.2%	2.2%	1.17%	1.19%	1.12%
Time deposits	27.8%	31.7%	41.2%	0.98%	1.30%	2.29%
Total deposit balances	100.0%	100.0%	100.0%	0.48%	0.64%	1.49%

Allowance for Credit Losses
The 2020 fourth quarter provision for credit losses under the CECL methodology was $27.5 million, compared with $22.0 million for the preceding third quarter. This compares with a provision for loan losses under the prior incurred loss methodology of $1.0 million for the 2019 fourth quarter.

The provision for credit losses for the 2020 fourth quarter generally utilizes the most recent available Moody’s Analytics Baseline scenario, as well as more specific information, including updated CRE market data which reflects deterioration primarily in the hospitality industry, updated qualitative factors in the Company’s ACL methodology, and downgrades following the receipt of updated financial statements of the borrowers. As such, the buildup of the reserves in the 2020 fourth quarter was largely driven by additional allocations made to the hotel and motel portfolio as the Company continued to assess the full impact of the pandemic on this sector of its portfolio.

Following is the Allowance for Credit Losses as of December 31, 2020, September 30, 2020 and December 31, 2019:

(dollars in thousands) (unaudited)	12/31/2020	9/30/2020	12/31/2019
Allowance for credit losses	$206,741	$179,849	$94,144
Allowance for credit loss/loans receivable	1.52%	1.37%	0.77%
Allowance for credit losses/nonperforming loans	167.80%	169.40%	96.03%

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Credit Quality
Following are the components of nonperforming assets as of December 31, 2020, September 30, 2020 and December 31, 2019:

(dollars in thousands) (unaudited)	12/31/2020	9/30/2020	12/31/2019
Loans on nonaccrual status (1)	$85,238	$69,205	$54,785
Delinquent loans 90 days or more on accrual status (2)	614	1,537	7,547
Accruing troubled debt restructured loans	37,354	35,429	35,709
Total nonperforming loans	123,206	106,171	98,041
Other real estate owned	20,121	18,410	24,091
Total nonperforming assets	$143,327	$124,581	$122,132

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.5 million, $26.2 million, and $28.1 million, at December 31, 2020, September 30, 2020, and December 31, 2019, respectively.
(2)    Excludes PCI loans totaling $13.2 million at December 31, 2019.

Following are the components of criticized loan balances as of December 31, 2020, September 30, 2020 and December 31, 2019:

(dollars in thousands) (unaudited)	12/31/2020	9/30/2020	12/31/2019
Special Mention (3)	$184,941	$153,388	$141,452
Classified (3)	366,557	318,542	259,291
Criticized	$551,498	$471,930	$400,743

(3)     Balances include purchased loans which were marked to fair value on the date of acquisition.
During the 2020 fourth quarter, net charge offs totaled $608,000, or 0.02% of average loans receivable on an annualized basis. This compares with net charge offs of $3.9 million, or 0.12% of average loans receivable on an annualized basis for the 2020 third quarter and net charge offs for the 2019 fourth quarter of $738,000, or 0.02% of average loans receivable on an annualized basis.

Capital
At December 31, 2020, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution. Following are capital ratios for the Company as of December 31, 2020, September 30, 2020 and December 31, 2019:

(unaudited)	12/31/2020	9/30/2020	12/31/2019	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	10.94%	11.36%	11.76%	6.50%
Tier 1 Leverage Ratio	10.22%	10.02%	11.22%	5.00%
Tier 1 Risk-Based Ratio	11.64%	12.09%	12.51%	8.00%
Total Risk-Based Ratio	12.87%	13.19%	13.23%	10.00%
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Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of December 31, 2020, September 30, 2020 and December 31, 2019:

(unaudited)	12/31/2020	9/30/2020	12/31/2019
Tangible common equity per share (1)	$12.81	$12.70	$12.40
Tangible common equity to tangible assets (2)	9.50%	9.63%	10.27%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 10.
(2)    Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 10.

Management reviews tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures and tangible common equity per share figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, January 27, 2021 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its fourth quarter ended December 31, 2020 Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 3, 2021, replay access code 10150976.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $17.1 billion in total assets as of December 31, 2020. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations, and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	12/31/2020	9/30/2020	% change	12/31/2019	% change
Cash and due from banks	$350,579	$629,133	(44)%	$698,567	(50)%
Securities available for sale, at fair value	2,285,611	2,060,991	11%	1,715,987	33%
Federal Home Loan Bank (“FHLB”) stock and other investments	105,591	97,305	9%	97,659	8%
Loans held for sale, at the lower of cost or fair value	17,743	9,170	93%	54,271	(67)%
Loans receivable	13,563,213	13,120,225	3%	12,276,007	10%
Allowance for credit losses	(206,741)	(179,849)	(15)%	(94,144)	(120)%
Net loans receivable	13,356,472	12,940,376	3%	12,181,863	10%
Accrued interest receivable	59,430	57,989	2%	30,772	93%
Premises and equipment, net	48,409	49,552	(2)%	52,012	(7)%
Bank owned life insurance	76,765	77,388	(1)%	76,339	1%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	12,692	13,718	(7)%	16,417	(23)%
Other intangible assets, net	9,708	10,239	(5)%	11,833	(18)%
Other assets	319,214	323,456	(1)%	267,270	19%
Total assets	$17,106,664	$16,733,767	2%	$15,667,440	9%

Liabilities
Deposits	$14,333,912	$14,008,356	2%	$12,527,364	14%
FHLB advances	250,000	200,000	25%	625,000	(60)%
Convertible notes, net	204,565	203,270	1%	199,458	3%
Subordinated debentures	104,178	103,889	—%	103,035	1%
Accrued interest payable	14,706	21,991	(33)%	33,810	(57)%
Other liabilities	145,558	155,700	(7)%	142,762	2%
Total liabilities	15,052,919	14,693,206	2%	13,631,429	10%

Stockholders’ Equity
Common stock, $0.001 par value	136	136	—%	136	—%
Capital surplus	1,434,916	1,432,773	—%	1,428,066	—%
Retained earnings	785,940	774,970	1%	762,480	3%
Treasury stock, at cost	(200,000)	(200,000)	—%	(163,820)	(22)%
Accumulated other comprehensive gain, net	32,753	32,682	—%	9,149	258%
Total stockholders’ equity	2,053,745	2,040,561	1%	2,036,011	1%
Total liabilities and stockholders’ equity	$17,106,664	$16,733,767	2%	$15,667,440	9%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	123,264,864	123,260,760		125,756,543
Treasury stock shares	12,661,581	12,661,581		9,945,547

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	% change	12/31/2019	% change	12/31/2020	12/31/2019	% change

Interest and fees on loans	$132,117	$134,430	(2)%	$152,795	(14)%	$554,967	$627,673	(12)%
Interest on securities	9,014	9,848	(8)%	10,737	(16)%	39,362	46,295	(15)%
Interest on federal funds sold and other investments	598	942	(37)%	2,241	(73)%	4,549	10,818	(58)%
Total interest income	141,729	145,220	(2)%	165,773	(15)%	598,878	684,786	(13)%

Interest on deposits	16,934	22,871	(26)%	45,428	(63)%	110,369	190,158	(42)%
Interest on other borrowings and convertible notes	4,039	4,712	(14)%	6,837	(41)%	21,011	28,033	(25)%
Total interest expense	20,973	27,583	(24)%	52,265	(60)%	131,380	218,191	(40)%

Net interest income before provision for credit losses	120,756	117,637	3%	113,508	6%	467,498	466,595	—%
Provision for credit losses	27,500	22,000	25%	1,000	2,650%	95,000	7,300	1,201%
Net interest income after provision for credit losses	93,256	95,637	(2)%	112,508	(17)%	372,498	459,295	(19)%

Service fees on deposit accounts	2,991	2,736	9%	4,510	(34)%	12,443	17,933	(31)%
International service fees	696	987	(29)%	780	(11)%	3,139	3,926	(20)%
Loan servicing fees, net	566	772	(27)%	660	(14)%	2,809	2,316	21%
Wire transfer fees	867	892	(3)%	1,100	(21)%	3,577	4,558	(22)%
Net gains on sales of other loans	1,618	2,853	(43)%	1,876	(14)%	8,004	4,487	78%
Net gains on sales of securities available for sale	—	7,531	(100)%	—	—%	7,531	282	2,571%
Other income and fees	4,677	1,742	168%	4,053	15%	15,929	16,181	(2)%
Total noninterest income	11,415	17,513	(35)%	12,979	(12)%	53,432	49,683	8%

Salaries and employee benefits	40,911	40,659	1%	39,841	3%	162,922	161,174	1%
Occupancy	7,200	7,264	(1)%	7,516	(4)%	28,917	30,735	(6)%
Furniture and equipment	4,122	4,513	(9)%	4,260	(3)%	17,548	15,583	13%
Advertising and marketing	1,695	1,601	6%	2,462	(31)%	6,284	9,146	(31)%
Data processing and communications	2,235	2,204	1%	2,416	(7)%	9,344	10,780	(13)%
Professional fees	1,847	1,513	22%	5,948	(69)%	8,170	22,528	(64)%
FDIC assessment	1,166	1,167	—%	772	51%	5,544	3,882	43%
Credit related expenses	2,001	1,793	12%	1,717	17%	6,817	4,975	37%
OREO (income) expense, net	(86)	1,770	N/A	(122)	(30)%	3,865	(934)	N/A
FHLB prepayment fee	—	3,584	(100)%	—	—%	3,584	—	100%
Branch restructuring costs	2,367	—	100%	—	100%	2,367	—	100%
Other	7,605	7,338	4%	5,619	35%	28,277	24,759	14%
Total noninterest expense	71,063	73,406	(3)%	70,429	1%	283,639	282,628	—%
Income before income taxes	33,608	39,744	(15)%	55,058	(39)%	142,291	226,350	(37)%
Income tax provision	5,289	9,254	(43)%	12,049	(56)%	30,776	55,310	(44)%
Net income	$28,319	$30,490	(7)%	$43,009	(34)%	$111,515	$171,040	(35)%

Earnings per Common Share:
Basic	$0.23	$0.25		$0.34		$0.90	$1.35
Diluted	$0.23	$0.25		$0.34		$0.90	$1.35

Average Shares Outstanding:
Basic	123,264,172	123,251,336		126,410,924		123,501,401	126,598,564
Diluted	123,874,229	123,536,765		126,835,273		123,889,343	126,875,320
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended
Profitability measures:	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
ROA	0.67%	0.72%	1.13%	0.68%	1.12%
ROE	5.54%	5.98%	8.46%	5.49%	8.63%
ROTCE (1)	7.21%	7.80%	11.04%	7.16%	11.37%
Net interest margin	3.02%	2.91%	3.16%	3.00%	3.27%
Efficiency ratio	53.77%	54.31%	55.68%	54.45%	54.74%
Noninterest expense / average assets	1.69%	1.73%	1.85%	1.72%	1.86%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Twelve Months Ended
Pre-tax acquisition accounting adjustments	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Accretion on acquired non-impaired loans	$452	$747	$1,945	$2,916	$7,956
Accretion on acquired credit deteriorated/purchased credit impaired loans	3,064	4,584	5,958	20,143	23,874
Amortization of premium on low income housing tax credits	(71)	(71)	(76)	(283)	(303)
Amortization of premium on acquired FHLB borrowings	—	—	—	—	1,280
Accretion of discount on acquired subordinated debt	(289)	(287)	(281)	(1,143)	(1,107)
Amortization of core deposit intangibles	(531)	(531)	(557)	(2,125)	(2,228)
Total acquisition accounting adjustments	$2,625	$4,442	$6,989	$19,508	$29,472

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2020			9/30/2020			12/31/2019
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,046,443	$132,117	4.03%	$12,728,558	$134,430	4.20%	$12,036,477	$152,795	5.04%
Securities available for sale	2,123,025	9,014	1.69%	2,010,907	9,848	1.95%	1,755,887	10,737	2.43%
FHLB stock and other investments	749,281	598	0.32%	1,342,641	942	0.28%	463,615	2,241	1.92%
Total interest earning assets	$15,918,749	$141,729	3.54%	$16,082,106	$145,220	3.59%	$14,255,979	$165,773	4.61%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,910,649	$5,541	0.45%	$4,895,101	$6,546	0.53%	$3,682,300	$14,924	1.61%
Savings	305,341	898	1.17%	302,882	907	1.19%	265,008	748	1.12%
Time deposits	4,240,500	10,495	0.98%	4,703,640	15,418	1.30%	5,148,092	29,756	2.29%
Total interest bearing deposits	9,456,490	16,934	0.71%	9,901,623	22,871	0.92%	9,095,400	45,428	1.98%
FHLB advances	204,900	657	1.28%	353,587	1,323	1.49%	608,052	2,921	1.91%
Convertible notes, net	203,807	2,383	4.58%	202,470	2,370	4.58%	198,669	2,334	4.60%
Subordinated debentures	100,118	999	3.90%	99,819	1,019	3.99%	98,972	1,582	6.25%
Total interest bearing liabilities	9,965,315	$20,973	0.84%	10,557,499	$27,583	1.04%	10,001,093	$52,265	2.07%
Noninterest bearing demand deposits	4,637,584			4,239,108			2,999,048
Total funding liabilities/cost of funds	$14,602,899		0.57%	$14,796,607		0.74%	$13,000,141		1.60%
Net interest income/net interest spread		$120,756	2.70%		$117,637	2.55%		$113,508	2.54%
Net interest margin			3.02%			2.91%			3.16%

Cost of deposits:
Noninterest bearing demand deposits	$4,637,584	$—	—%	$4,239,108	$—	—%	$2,999,048	$—	—%
Interest bearing deposits	9,456,490	16,934	0.71%	9,901,623	22,871	0.92%	9,095,400	45,428	1.98%
Total deposits	$14,094,074	$16,934	0.48%	$14,140,731	$22,871	0.64%	$12,094,448	$45,428	1.49%
Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2020			12/31/2019
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,698,523	$554,967	4.37%	$11,998,675	$627,673	5.23%
Securities available for sale	1,899,948	39,362	2.07%	1,796,412	46,295	2.58%
FHLB stock and other investments	982,419	4,549	0.46%	453,452	10,818	2.39%
Total interest earning assets	$15,580,890	$598,878	3.84%	$14,248,539	$684,786	4.81%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$4,729,438	$34,529	0.73%	$3,319,556	$57,731	1.74%
Savings	291,655	3,475	1.19%	241,968	2,596	1.07%
Time deposits	4,698,503	72,365	1.54%	5,556,983	129,831	2.34%
Total interest bearing deposits	9,719,596	110,369	1.14%	9,118,507	190,158	2.09%
FHLB advances	435,836	6,865	1.58%	688,652	12,031	1.75%
Convertible notes, net	201,859	9,457	4.61%	196,835	9,264	4.64%
Subordinated debentures	99,682	4,689	4.63%	98,551	6,738	6.74%
Total interest bearing liabilities	10,456,973	$131,380	1.26%	10,102,545	$218,191	2.16%
Noninterest bearing demand deposits	3,840,935			2,948,212
Total funding liabilities/cost of funds	$14,297,908		0.92%	$13,050,757		1.67%
Net interest income/net interest spread		$467,498	2.58%		$466,595	2.65%
Net interest margin			3.00%			3.27%

Cost of deposits:
Noninterest bearing demand deposits	$3,840,935	$—	—%	$2,948,212	$—	—%
Interest bearing deposits	9,719,596	110,369	1.14%	9,118,507	190,158	2.09%
Total deposits	$13,560,531	$110,369	0.81%	$12,066,719	$190,158	1.58%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2020	9/30/2020	% change	12/31/2019	% change	12/31/2020	12/31/2019	% change
Loans receivable, including loans held for sale	$13,046,443	$12,728,558	2%	$12,036,477	8%	$12,698,523	$11,998,675	6%
Investments	2,872,306	3,353,548	(14)%	2,219,502	29%	2,882,367	2,249,864	28%
Interest earning assets	15,918,749	16,082,106	(1)%	14,255,979	12%	15,580,890	14,248,539	9%
Total assets	16,824,700	17,020,795	(1)%	15,228,488	10%	16,515,102	15,214,412	9%

Interest bearing deposits	9,456,490	9,901,623	(4)%	9,095,400	4%	9,719,596	9,118,507	7%
Interest bearing liabilities	9,965,315	10,557,499	(6)%	10,001,093	—%	10,456,973	10,102,545	4%
Noninterest bearing demand deposits	4,637,584	4,239,108	9%	2,999,048	55%	3,840,935	2,948,212	30%
Stockholders’ equity	2,045,959	2,039,555	—%	2,034,231	1%	2,032,570	1,981,811	3%
Net interest earning assets	5,953,434	5,524,607	8%	4,254,886	40%	5,123,917	4,145,994	24%

LOAN PORTFOLIO COMPOSITION:	12/31/2020	9/30/2020	% change	12/31/2019	% change
Commercial loans	$4,157,787	$3,700,020	12%	$2,719,818	53%
Real estate loans	8,772,134	8,713,536	1%	8,666,901	1%
Consumer and other loans	633,292	706,669	(10)%	889,288	(29)%
Loans, net of deferred loan fees and costs	13,563,213	13,120,225	3%	12,276,007	10%
Allowance for credit losses	(206,741)	(179,849)	(15)%	(94,144)	(120)%
Loans receivable, net	$13,356,472	$12,940,376	3%	$12,181,863	10%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2020	9/30/2020	% change	12/31/2019	% change
Retail buildings	$2,293,396	$2,311,516	(1)%	$2,298,872	—%
Hotels/motels	1,634,287	1,675,960	(2)%	1,709,189	(4)%
Gas stations/car washes	892,110	824,378	8%	844,081	6%
Mixed-use facilities	750,867	754,096	—%	785,882	(4)%
Warehouses	1,091,389	1,022,657	7%	1,030,876	6%
Multifamily	518,498	518,295	—%	465,397	11%
Other	1,591,587	1,606,634	(1)%	1,532,604	4%
Total	$8,772,134	$8,713,536	1%	$8,666,901	1%

DEPOSIT COMPOSITION:	12/31/2020	9/30/2020	% change	12/31/2019	% change
Noninterest bearing demand deposits	$4,814,254	$4,488,529	7%	$3,108,687	55%
Money market and other	5,232,413	4,763,893	10%	3,985,556	31%
Saving deposits	300,770	308,943	(3)%	274,151	10%
Time deposits	3,986,475	4,446,991	(10)%	5,158,970	(23)%
Total deposit balances	$14,333,912	$14,008,356	2%	$12,527,364	14%

DEPOSIT COMPOSITION (%):	12/31/2020	9/30/2020		12/31/2019
Noninterest bearing demand deposits	33.6%	32.1%		24.8%
Money market and other	36.5%	34.0%		31.8%
Saving deposits	2.1%	2.2%		2.2%
Time deposits	27.8%	31.7%		41.2%
Total deposit balances	100.0%	100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS:	12/31/2020	9/30/2020	12/31/2019
Total stockholders’ equity	$2,053,745	$2,040,561	$2,036,011
Common equity tier 1 ratio	10.94%	11.36%	11.76%
Tier 1 risk-based capital ratio	11.64%	12.09%	12.51%
Total risk-based capital ratio	12.87%	13.19%	13.23%
Tier 1 leverage ratio	10.22%	10.02%	11.22%
Total risk weighted assets	$14,341,456	$13,691,823	$13,208,299
Book value per common share	$16.66	$16.55	$16.19
Tangible common equity to tangible assets [1]	9.50%	9.63%	10.27%
Tangible common equity per share [1]	$12.81	$12.70	$12.40

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Balance at beginning of period	$179,849	$161,771	$144,923	$94,144	$93,882	$94,144	$92,557
CECL day 1 adoption impact	—	—	—	26,200	—	26,200	—
Provision for credit losses	27,500	22,000	17,500	28,000	1,000	95,000	7,300
Recoveries	2,207	2,428	252	2,536	939	7,423	3,736
Charge offs	(2,815)	(6,350)	(904)	(5,957)	(1,677)	(16,026)	(8,109)
PCI allowance adjustment	—	—	—	—	—	—	(1,340)
Balance at end of period	$206,741	$179,849	$161,771	$144,923	$94,144	$206,741	$94,144
Net charge offs/average loans receivable (annualized)	0.02%	0.12%	0.02%	0.11%	0.02%	0.07%	0.04%

	Three Months Ended					Twelve Months Ended
NET CHARGE OFFS (RECOVERIES) BY TYPE:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Real estate loans	$(726)	$5,154	$148	$2,230	$203	$6,806	$(301)
Commercial loans	1,167	(1,451)	240	676	245	632	3,490
Consumer loans	167	219	264	515	290	1,165	1,184
Total net charge offs	$608	$3,922	$652	$3,421	$738	$8,603	$4,373

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Loans on nonaccrual status [1]	$85,238	$69,205	$82,137	$72,639	$54,785
Delinquent loans 90 days or more on accrual status	614	1,537	430	387	7,547
Accruing troubled debt restructured loans	37,354	35,429	44,026	43,789	35,709
Total nonperforming loans	123,206	106,171	126,593	116,815	98,041
Other real estate owned	20,121	18,410	20,983	23,039	24,091
Total nonperforming assets	$143,327	$124,581	$147,576	$139,854	$122,132
Nonperforming assets/total assets	0.84%	0.74%	0.86%	0.87%	0.78%
Nonperforming assets/loans receivable & OREO	1.06%	0.95%	1.14%	1.11%	0.99%
Nonperforming assets/total capital	6.98%	6.11%	7.27%	6.93%	6.00%
Nonperforming loans/loans receivable	0.91%	0.81%	0.98%	0.93%	0.80%
Nonaccrual loans/loans receivable	0.63%	0.53%	0.64%	0.58%	0.45%
Allowance for credit losses/loans receivable	1.52%	1.37%	1.26%	1.15%	0.77%
Allowance for credit losses/nonaccrual loans	242.55%	259.88%	196.95%	199.51%	171.84%
Allowance for credit losses/nonperforming loans	167.80%	169.40%	127.79%	124.06%	96.03%
Allowance for credit losses/nonperforming assets	144.24%	144.36%	109.62%	103.62%	77.08%

[1] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.5 million, $26.2 million, $30.3 million, $28.8 million, and $28.1 million, at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Real estate loans	$67,450	$51,739	$64,060	$56,787	$40,935
Commercial loans	13,911	13,022	12,079	12,747	10,893
Consumer loans	3,877	4,444	5,998	3,105	2,957
Total nonaccrual loans	$85,238	$69,205	$82,137	$72,639	$54,785

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Retail buildings	$5,408	$5,451	$5,526	$5,014	$4,215
Gas stations/car washes	219	224	1,789	1,675	—
Mixed-use facilities	3,521	4,323	3,583	3,157	3,175
Warehouses	7,296	7,320	13,433	13,381	10,381
Other [2]	20,910	18,111	19,695	20,562	17,938
Total	$37,354	$35,429	$44,026	$43,789	$35,709

[2] Includes commercial business, consumer and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
30 - 59 days	$11,347	$5,962	$18,857	$37,866	$14,433
60 - 89 days	16,826	58,065	29,975	2,605	4,712
Total	$28,173	$64,027	$48,832	$40,471	$19,145

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Real estate loans	$15,689	$60,510	$27,245	$23,753	$7,689
Commercial loans	3,393	624	5,987	4,583	692
Consumer loans	9,091	2,893	15,600	12,135	10,764
Total	$28,173	$64,027	$48,832	$40,471	$19,145

CRITICIZED LOANS:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Special mention	$184,941	$153,388	$127,149	$122,279	$141,452
Substandard	366,556	311,902	299,357	278,771	259,278
Doubtful/Loss	1	6,640	11	12	13
Total criticized loans	$551,498	$471,930	$426,517	$401,062	$400,743
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Twelve Months Ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,045,959	$2,039,555	$2,034,231	$2,032,570	$1,981,811
Less: Goodwill and core deposit intangible assets, net	(474,467)	(475,010)	(476,596)	(475,263)	(477,444)
Average tangible common equity	$1,571,492	$1,564,545	$1,557,635	$1,557,307	$1,504,367

Net Income	$28,319	$30,490	$43,009	$111,515	$171,040
Return on average tangible common equity (annualized)	7.21%	7.80%	11.04%	7.16%	11.37%

TANGIBLE COMMON EQUITY	12/31/2020	9/30/2020	12/31/2019
Total stockholders’ equity	$2,053,745	$2,040,561	$2,036,011
Less: Goodwill and core deposit intangible assets, net	(474,158)	(474,689)	(476,283)
Tangible common equity	$1,579,587	$1,565,872	$1,559,728

Total assets	$17,106,664	$16,733,767	$15,667,440
Less: Goodwill and core deposit intangible assets, net	(474,158)	(474,689)	(476,283)
Tangible assets	$16,632,506	$16,259,078	$15,191,157

Common shares outstanding	123,264,864	123,260,760	125,756,543

Tangible common equity to tangible assets	9.50%	9.63%	10.27%
Tangible common equity per share	$12.81	$12.70	$12.40

	Three Months Ended			Twelve Months Ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
PRE-TAX PRE-PROVISION INCOME
Net income	$28,319	$30,490	$43,009	$111,515	$171,040
Add back - tax provision	5,289	9,254	12,049	30,776	55,310
Add back - provision for credit losses	27,500	22,000	1,000	95,000	7,300
Pre-tax pre-provision income	$61,108	$61,744	$56,058	$237,291	$233,650

Table Page 10